UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2023

HILLEVAX, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41365	85-0545060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street Suite 100 - #9995
Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 213-5054

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HLVX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2023, HilleVax, Inc. (the “Company”) entered into a First Amendment to Loan and Security Agreement (the “First Amendment”), which amended the Company’s existing Loan and Security Agreement, dated as of April 18, 2022 (the “Existing Loan Agreement”), with Hercules Capital, Inc., as administrative and collateral agent, and the lenders party thereto.

Under the Existing Loan Agreement, the Company had the right to borrow (i) an additional $15.0 million of term loans until June 30, 2023 (“Term Loan Tranche 1”), (ii) an additional $20.0 million of term loans until June 30, 2023 (“Term Loan Tranche 2”), and (iii) subject to the achievement of certain clinical development milestones by the Company, an additional $25.0 million until March 31, 2024 (“Term Loan Tranche 3”). In connection with the First Amendment, the Company borrowed an additional $10.0 million under Term Loan Tranche 1.

The First Amendment, among other things, (i) with respect to the remaining $5.0 million under Term Loan Tranche 1, modified the period during which the Company may borrow thereunder to start on December 1, 2023 and end May 31, 2024, (ii) with respect to Term Loan Tranche 2, modified the period during which the Company may borrow thereunder to start on December 1, 2023 and end May 31, 2024 and (iii) with respect to Term Loan Tranche 3, (a) added as a new condition to borrow thereunder that (x) the Company’s Phase 2b clinical trial evaluating the safety and efficacy of HIL-214 in infants (the “HIL-214 Vaccine Trial”) has achieved the protocol-specified primary efficacy endpoint and (y) HIL-214 has demonstrated acceptable safety results in the HIL-214 Vaccine Trial, and, as a result, the Company supports the initiation of a Phase 3 registrational trial as the next immediate step in the development of HIL-214 (the “Tranche 3 Milestone”) and (b) modified the period during which the Company may borrow thereunder to start on the date the Company achieves the Tranche 3 Milestone and end on the earlier of (x) June 15, 2024 and (y) 30 days following the date the Company achieves the Tranche 3 Milestone.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is expected to be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending June 30, 2023.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference in this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HilleVax, Inc.

Date:	June 22, 2023	By:	/s/ Paul S. Bavier
Name: Paul S. Bavier Title: General Counsel and Chief Administrative Officer